
Your PROXY VOTE is IMPORTANT.
Visit proxyvote.com to learn more.
YOUR vote counts.
You can vote online, by phone or by mail using your voting form.
MGE ENERGY®

YOUR VOTE COUNTS

We recently mailed you information about our Annual Meeting. Based on restrictions and guidance from federal, state and local public health agencies concerning the COVID-19 coronavirus, we will be hosting a virtual Annual Meeting on May 19, 2020. Shareholders may attend the annual meeting via the Internet through a virtual web conference at **virtualshareholdermeeting.com/mgee2020**.

> We have not yet received your proxy vote. Your vote and this communication may have crossed in the mail. You may vote at proxyvote.com, by telephone or by mail using your proxy card. Please vote your shares promptly.

Watch our Video

Visit proxyvote.com to watch a brief video with Jeff Keebler, Chairman, President and CEO of MGE Energy and Madison Gas and Electric. Learn about our new investments and how we will reach our goal of net-zero carbon electricity by 2050.

MGE ENERGY®